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                                                                   EXHIBIT 21.01


                          SUBSIDIARIES OF THE COMPANY
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           NAME OF SUBSIDIARY              STATE OF INCORPORATION/ ORGANIZATION
ATEP Radio, Inc.                                        California
Beltway Media Partners                                   Virginia
Bison Media, Inc.                                        Colorado
Caron Broadcasting, Inc.                                   Ohio
Common Ground Broadcasting, Inc.                          Oregon
Golden Gate Broadcasting Company, Inc.                  California
Inland Radio, Inc.                                      California
Inspiration Media, Inc.                                 Washington
Inspiration Media of Texas, Inc.                          Texas
New England Continental Media, Inc.                   Massachusetts
New Inspiration Broadcasting Company,                   California
 Inc.
Oasis Radio, Inc.                                       California
Pennsylvania Media Associates, Inc.                    Pennsylvania
Radio 1210, Inc.                                        California
Salem Communications Corporation                         Delaware
Salem Media Corporation                                  New York
Salem Media of California, Inc.                         California
Salem Media of Colorado, Inc.                            Colorado
Salem Media of Louisiana, Inc.                          Louisiana
Salem Media of Ohio, Inc.                                  Ohio
Salem Media of Oregon, Inc.                               Oregon
Salem Media of Pennsylvania, Inc.                      Pennsylvania
Salem Media of Texas, Inc.                                Texas
Salem Music Network, Inc.                                 Texas
Salem Radio Network Incorporated                         Delaware
Salem Radio Representatives, Inc.                         Texas
South Texas Broadcasting, Inc.                            Texas
SRN News Network, Inc.                                    Texas
Vista Broadcasting, Inc.                                California
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